EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
Cumberland Pharmaceuticals Inc.:
We consent to the use of our report incorporated by reference herein.

/S/ KPMG LLP
KPMG LLP

Nashville, Tennessee
January 14, 2010